News Release

Contact: Ashis Bhattacharya - Investor Relations - 641-585-6414 - abhattacharya@wgo.net
Media Contact: Sam Jefson - Public Relations Specialist 641-585-6803 - sjefson@wgo.net

WINNEBAGO INDUSTRIES' SECOND QUARTER FISCAL 2017 FINANCIAL RESULTS ANNOUNCEMENT TO BE MADE ON MARCH 22, 2017
-- Conference Call Scheduled for 9:00 a.m. CDT --

FOREST CITY, IOWA, March 8, 2017 - Winnebago Industries, Inc. (NYSE: WGO), a leading United States (U.S.) recreation vehicle manufacturer, plans to issue its earning release for its second quarter of Fiscal 2017 before the market opens on March 22, 2017. The Company will also host a conference call to discuss the financial results for the quarter on Wednesday, March 22, 2017 at 9 a.m. CDT.

All interested parties are invited to listen live via the Company's website, http://investor.wgo.net. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://phx.corporate-ir.net/phoenix.zhtml?c=85260&p=irol-audioarchives.

About Winnebago

Winnebago is a leading U.S. manufacturer of recreation vehicles under the Winnebago and Grand Design brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers and fifth wheel products. Winnebago has multiple facilities in Iowa, Indiana, Oregon and Minnesota. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago's investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

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